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EXHIBIT 10.2

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                 James A. Coyne

      AGREEMENT, dated and entered into as of the 1st day of May, 1997 by and between Semele Group, Inc. a Delaware corporation (the "Company"), and James A. Coyne, a resident of Connecticut (the "Executive").

      WHEREAS, the Company desires to engage the time services of the Executive; and

      WHEREAS, the Executive desires to be so employed by the Company.

      NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

      Section 1. Employment. The Company hereby employs the Executive as its Chief Operating Officer and the Executive hereby accepts such employment under the subject to the terms and conditions hereinafter set forth. The Executive further agrees to serve as a member of the Board of Directors (the "Board") of the Company if elected or appointed to such office in accordance with the Company's By-Laws.

      Section 2. Term. Unless sooner terminated as provided in Section 7, the term of employment under this Agreement shall be deemed to have commenced as of May 1, 1997 and shall conclude on December 31, 2000 (the "Term"). At any time during the six (6) months prior to the end of the Term, the Company agrees to advise the Executive, upon inquiry by the Executive, whether the Term of this Agreement shall be renewed, extended or allowed to expire. This Agreement shall be renewed for additional consecutive one year terms ("Renewal Terms") unless either party shall give to the other written notice not less than thirty (30) days prior to the end of the Term or any Renewal Term that it or he does not wish to renew this Agreement.

      Section 3. Duties. The Executive shall serve as Chief Operating Officer of the Company. The Executive hereby agrees to devote such of his business time as is reasonably necessary to promote and forward the business and affairs of the Company for the Term or any Renewal Term. The Company acknowledges and recognizes that the Executive is not required to devote full-time service to the Company and will perform service for other businesses.

      Section 4. Salary Compensation. In consideration of the services rendered by the Executive under this Agreement, the Executive shall have a base salary (the "Base Salary") for 1997 of $48,420.00. The Base Salary thereafter shall be at the an initial rate of One Hundred Twenty Thousand Dollars ($120,000) per calendar year. The Base Salary shall be payable in monthly installments. The Company shall defer payment of such salary under the Incentive Compensation Plan described below, except that for any prospective period the Executive may

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elect to have such salary paid to him directly. The Base Salary will be subject to adjustment by the Board, in its sole discretion, based upon the performance by the Executive of his duties hereunder and the financial performance of the Company; provided, however, that in no event shall the Base Salary for any calendar year be less than the Base Salary in effect for the immediately prior calendar year. The Executive shall also be entitled to receive such incentive or performance cash bonuses as the Board may determine from time to time.

      Section 5. Incentive Compensation Plan. The Company shall establish an Incentive Compensation Plan for the Executive. All or some of the Executive's salary shall be deferred under such Plan as provided in Section 4, above. In addition, the Company shall defer on account of the Executive (A) for each calendar year an amount equal to six percent (6%) of the pre-tax profits of the Company (excluding results attributable to the Company's properties in Malibu, California); and (B) an amount attributable to the Company's properties in said Malibu as mutually agreed upon by Company and Executive. All such deferred compensation shall be held subject to the claims of creditors of the Company as a grantor or "rabbi" trust until paid to the Executive following the Executive's termination of employment. The amounts deferred shall be invested in stock of the Company, except that for any prospective period the Executive may elect to have future deferred amounts invested in a diversified portfolio. Plan amounts shall be non-forfeitable (subject to claims of any creditors of the Company), except that amounts attributable to contributions other than salary deferrals under Section 4 shall be forfeited if the Executive is terminated for Cause (as defined below). The amounts under the Deferred Compensation Plan shall be payable in a lump sum upon the Executive's termination of employment (including, without limitation death). If any portion of the Plan benefits are payable in stock and such stock is not then readily tradable, the Company shall redeem such stock in installments completed within three (3) years.

      Section 6. Benefits. In addition to the compensation detailed in Section 4 and 5 of this Agreement, the Executive shall be entitled to the following additional benefits:

            Section 6.01. Paid Vacation. The Executive shall be entitled to such amount of paid vacation per calendar year as the Executive reasonably requests, such vacation to extend for such periods and to be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder.

            Section 6.02. Insurance Coverage. The Company shall provide the Executive with such health, life and disability insurance protection as the Executive reasonably requests.

            Section 6.03. Stock Options. Subject to approval of the Compensation Committee of the Board of Directors, the Company shall issue to Executive options to purchase 400,000 shares of stock of the Company. The right to exercise such options shall vest over the term of this Agreement, including upon a Change-in-Control (defined below).

            Section 6.04. Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.
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      Section 7. Termination. This Agreement shall be terminated at the end of the Term or any Renewal Term, or earlier as follows:

            Section 7.01. Death. This Agreement shall terminate upon the death of the Executive, except that the Base Salary provided in Section 4 shall continue through the end of the term (or Renewal Term) in which the Executive's death occurs, reduced by the amount of any insurance covering the Executive's life obtained by the Company pursuant to Section 6.02.

            Section 7.02. Disability and Other Benefits. If the Executive suffers any illness, disability or incapacity which prevents the Executive from performing the Executive's duties hereunder, the Company shall continue the Executive's Base Salary, fringe benefits and Incentive Compensation until the later of the end of the Term (or any Renewal Term) of this Agreement or the commencement of salary continuation benefits under a policy of long-term disability insurance obtained by the Company pursuant to Section 6.02, whereupon the Agreement shall terminate.

            Section 7.03. By The Company for Cause. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive. The Company shall provide the Executive with at least ten (10) business days prior written notice of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. For purposes of this Agreement, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

                  (a) The Executive shall have repeatedly failed or refused to perform his duties hereunder and such failure or refusal shall have continued for a period of thirty (30) days following written notice from the Board, it being understood that the Company's failure to achieve its business plan or projections shall not itself be considered a failure or refusal to perform duties;

                  (b) the Executive shall have breached any provision of Section 10 or 11 hereof; or

                  (c) the Executive shall have committed any fraud, embezzlement, misappropriation of funds, malfeasance or other act of dishonesty against the Company which has a material adverse effect on the Company.

           Section 7.04. By The Executive and Rights Upon A Change In Control.

                  (a) Subject to the following provisions of this Section 7.04, the Executive may terminate this Agreement at any time effective upon at least sixty (60) days' prior written notice to the Company. Upon any such termination, all payments, salary and other benefits hereunder shall cease at the effective date of termination.

                  (b) Notwithstanding the foregoing, the Executive may terminate this Agreement effective immediately upon written notice to the Company given within sixty (60)

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days of the completion of a Change-in-Control (as defined below). In the event of any termination pursuant to this Section 7.04(b), the Company shall continue salary, fringe benefits, and Incentive Compensation for eighteen (18) months.

                  (c) If within twenty-four (24) months following a Change in Control the Company terminates the Executive or the Company elects not to renew this Agreement, the Company shall pay to the Executive in a lump sum an amount equal to the greater of (i) three times the Base Salary paid to the Executive in the thirty-six (36) months preceding the Change-in-Control and (ii) the Base Salary due to be paid the Executive through the end of the Term (or Renewal
Term) of this Agreement, and all other payments due and benefits to be provided hereunder shall cease. Upon any such termination, the Executive shall continue to be bound by the provisions of Section 10 (but not Section 11) hereof in accordance with its terms.

                  (d) For purposes of this Agreement, a "Change-in-Control" shall mean an occurrence whereby (i) any person, partnership, corporation, entity or group (as that term is used in the Securities Exchange Act of 1934) shall, in any single transaction or series of related transactions, directly or indirectly acquire beneficial ownership of more than fifty percent (50%) of the Company's voting securities or substantially all of the Company's assets or (ii) individuals who were members of the Board immediately prior to a meeting of stockholders involving a contest for the election of directors do not constitute a majority of the Board following such election or (iii) the Executive fails to be elected or re-elected to the Board, unless the Executive was not nominated with his consent.

      Section 8.  Termination Payments and Benefits.

            Section 8.01. Voluntary Termination, Election Not To Renew, Termination For Cause. Upon any termination of this Agreement: (1) voluntarily by the Executive, (2) upon the election by the Executive not to renew this Agreement at the end of the Term or any Renewal Term, or (3) by the Company for Cause as provided in Section 7.03, all payments, salary and other benefits hereunder shall cease at the effective date of termination except as specifically provided in this Section 8.

            Section 8.02. Termination Without Cause. If the Company terminates the Executive without Cause (other than due to death or disability), then all payments and benefits hereunder shall be continued for the Executive through the end of the Term or Renewal Term of this Agreement.

            Section 8.03. Company Election Not To Renew. In the event that the Company elects not to renew this Agreement at the end of the Term or any Renewal Term, the Executive shall receive as a termination settlement an amount equal to twelve (12) months' salary as is in effect at the effective date of termination (the "Termination Payment"); provided, however, that if such non-renewal occurs within twenty-four (24) months following a Change-in-Control, then the provisions of Section 7.04(c) shall govern instead. The Termination Payment shall be paid in twelve (12) monthly installments on the first business day of each month following the effective date of termination. In addition to the Termination Payment, the Executive shall continue to receive the insurance benefits described in Section 6.02 for a period of twelve (12) months following the effective date of termination.
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            Section 8.04. Outplacement Assistance. In the event the Executive's employment terminates for any reason, other than for Cause, the Company shall provide outplacement assistance to the Executive as is then reasonable and customary for similarly situated businesses up to a $15,000 maximum expenditure by the Company.

            Section 8.05. Public Statement of Termination. In the event the Executive's Employee's employment terminates for any reason, the Company and the Executive shall agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree upon such a statement, the Company may make public statements as are necessary to comply with the law.

      Section 9. Merger Clause. The Company shall not consolidate, merge or transfer all or a substantial portion of its assets without requiring the transferee to assume this Agreement and the obligations hereunder.

      Section 10.01 Proprietary Information. In the course of his service to the Company, the Executive will have access to information which may be the confidential or be proprietary and is owned or used by the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Executive may have access, whether conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain during the period of service of the Executive, provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement.

            Section 10.02. Non-Use and Non-Disclosure. The Executive shall not during the Term, any Renewal Term or at any time thereafter (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or authorized employees thereof at the time of such disclosure, or such other persons to whom the Executive has been specifically instructed to make disclosure by the Board and in all such cases only to the extend required in the course of the Executive's service to the Company or (b) use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of his employment, the Executive shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.

      Section 11.01. Employee Non-Solicitation.

            (a) During the Term, any Renewal Term and the Non-Solicitation Period (as defined below), the Executive will not solicit, or attempt to solicit, any officer, director, consultant, executive or employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate.
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            (b) For purposes of this Agreement, the "Non-Solicitation Period"
shall mean the period of twelve (12) consecutive months after Executive's employment terminates due to a voluntary termination by the Executive or his election not to renew this Agreement or termination for Cause by the Company.

      Section 12. Remedies. It is specifically understood and agreed that any breach of the provisions of Section 10 or 11 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

      Section 13. Severable Provisions. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the vent that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

      Section 14. Notices. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

            If to the Company:  Semele Group, Inc.
                                One Canterbury Green
                                Stamford, CT  06901
                                Attn:  President

            Copy to:            Craig D. Mills, Esq.
                                Peabody & Brown
                                101 Federal Street
                                Boston, MA 02110

            If to the Executive:

                                James A. Coyne
                                63 Old Hill Road
                                Westport, CT  06880

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 14.
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      Section 15. Miscellaneous.

            Section 15.01. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

            Section 15.02. Assignment and Transfer. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to e made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

            Section 15.03. Captions. Captions herein have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

            Section 15.04. Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                        By:/s/ Joseph W. Bartlett
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                        Joseph W. Bartlett
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                        Chair, Compensation Committee


                        /s/ James A. Coyne
                        ------------------
                        James A. Coyne, Executive